UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 2, 2005

Along Mobile Technologies, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	000-12423	94-2906927
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

No. 88, 9th Floor, Western Part of the 2nd South Ring Road, Xi’an City, Shaanxi Province, PRC (Address of principal executive offices)	710065 (Zip code)

Registrant’s telephone number, including area code: 011-86-29-88360097

International Synergy Holding Co., Ltd.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Entered Into Exchange Agreement

On December 2, 2005, the Registrant filed a Form 8-K stating under Item 5.01 that pursuant to an Exchange Agreement (the "Agreement") effective November 28, 2005, and its contemplated transaction that closed December 1, 2005, (the "Closing"), the Registrant acquired all of the issued and outstanding capital stock and underlying business of Main Glory Holdings Ltd (“Main Glory”)(a Hong Kong Company based in Hong Kong) and Main Glory's wholly-owned subsidiary Shaanxi Jialong Hi -Tech Industries ("Shaanxi Hi-Tech")(a Chinese Company based in the People’s Republic of China) currently used or useful in the conduct of Shaanxi Jialong Hi - Tech Industries mobile communication technologies related business (the "Business") in exchange for 63,811,443 shares of common stock of the Registrant (the "Acquisition Shares"), which includes shares issued to third party consultants as a material part of this transaction in consideration of services rendered. As a result, the shareholders and affiliates of Main Glory (collectively, the "Main Glory Shareholders") gained control of the Registrant.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2005, the Registrant filed a Form 8-K stating under Item 2.01 the spin-off of one hundred percent (100%) of the common shares of its wholly-owned subsidiary Apple Juice Productions Inc., a Michigan Corporation to the shareholders of the company on the basis of one (1) common share of the subsidiary for every one (1) common share held of record by the shareholders of the Registrant.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 28, 2006, the Registrant filed a Form 8-K stating under Item 4.01 the changing of the Company’s Certifying Accountants to Child, Van Wagoner & Bradshaw, PLLC as of March 14, 2006. Furthermore, the Registrant’s wholly-owned subsidiary Main Glory Holdings Limited (“Main Glory”) engaged Jimmy C.H. Cheung & Co., based in Hong Kong, as Main Glory’s independent registered public accounting firm as of January 24, 2006.

Item 5.01 Changes in Control of Registrant.

On December 2, 2005, the Registrant filed a Form 8-K stating under Item 5.01 that pursuant to an Exchange Agreement (the "Agreement") effective November 28, 2005, and its contemplated transaction that closed December 1, 2005, (the "Closing"), the Registrant acquired all of the issued and outstanding capital stock and underlying business of Main Glory Holdings Ltd ("Main Glory) and Main Glory's wholly-owned subsidiary Shaanxi Jialong Hi -Tech Industries ("Shaanxi Hi-Tech") currently used or useful in the conduct of Shaanxi Jialong Hi - Tech Industries mobile communication technologies related business (the "Business") in exchange for 63,811,443 shares of common stock of the Registrant (the "Acquisition Shares"), which includes shares issued to third party consultants as a material part of this transaction in consideration of services rendered. As a result, the shareholders and affiliates of Main Glory (collectively, the "Main Glory Shareholders") gained control of the Registrant.

Item 5.02 Departure of Directors or Principal Officers; Election or Directors; Appointment of Principal Officers

On December 2, 2005, the Registrant filed a Form 8-K stating under Item 5.02 that on November 27, 2005 the Company accepted the resignations of Kenta Rooks the Registrant's President and a Director, Hiroko Sagawa, the Registrant's Secretary and a Director of the Registrant and H.H. Brookins, the Registrant's Treasurer. S.P. Barrameda replaced Mr. Brookins as the Registrant's Treasurer and continued to serve as the Registrant's President and sole Director.

Upon Closing S.P. Barrameda stepped down as the Registrant's President and sole Director and appointed Mr. Jian Wei Li as the Registrant's President, Chief Executive Officer, Chief Technology Officer and as a Director. S.P. Barrameda also appointed Zhen Wan as the Registrant's Chief Financial Officer and as a Director. S.P. Barrameda also appointed Mr. Yeru Gao as the Registrant's Chief Operation Officer and as a Director.

Mr. Jian Wei Li, age 40, is one of the co-founders of Shaanxi Jialong Hi-Tech Industries Co, Ltd. and has been employed by such company since 2001. As Chief Technology Officer of the company, Mr. Lee has had overall responsibilities for research and development of Wireless Interactive Games and Digital Products of the company. Prior to his current employment, Mr. Li worked as President of Fuzhou Extraterrestrial Computor Technology Co., Ltd.-Xi'an Filiale in 1994. He also worked as western deputy for setting up sales network of IBM in the western part of China in HK JunHeng in 1992. Mr. Li graduated from the Computer Science Department of Northwestern Polytechnical University in Xi'an with a Bachelor's degree of Engineering in Computer Application in 1987.

Mr. Zhen Wan, age 32, is also the president of an investment consulting company. He was formerly an advisor to many well-known international corporations for going public in China. Prior to his current occupation, Mr. Wan worked as Auditor of Jiangsu Zhongtian Tech Cor. Ltd. He had also constructed a set of financial policies for an investment bank. Mr. Wan graduated summa cum laude from the department of Finance major of a known University of Finance and Economics with a Master's degree in 1999. He honorably earned the qualification of Certified Public Accountant and Certified Asset Evaluator in 2001.

Mr. Yeru Gao, age 37, joined Shaanxi Jialong Hi-Tech Industries Co., Ltd in 1999, bringing his analytic expertise in finance, accounting, and strategy. He was formerly a principal in the industrial department of Northwestern Polytechnical University form 1996-1998 in Xi'an, China. He also served as Vice President in the investment department of Guosen Securities and had participated in many listing companies' initial public offering during this period. Mr. Gao graduated from the Shaanxi Normal University in Xi'an with a Bachelor's degree in Finance in 1989.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2005 the Registrant filed a Form 8-K stating that under Item 5.03 that effective the 1st day of December 2005, the Articles of Incorporation in the State of Nevada have been amended to reflect a change of name from International Synergy Holding Company, Ltd to Along Mobile Technologies, Inc.

Furthermore, the total number of authorized shares has been amended from Fifty Million (50,000,000) total authorized shares at a par value of $0.001 to Two Hundred Million (200,000,000) total authorized shares at a par value of $0.001.

Item 5.06 Change in Shell Company Status.

On December 2, 2005 the Registrant filed a Form 8-K stating that under Item 5.01 the terms of an Exchange Agreement dated November 28, 2005 and a Closing Date of December 1, 2005. Please refer to Item 5.01 of the Form 8-K filed on December 2, 2005 and Items 1.01 and 5.01 of this Form 8-K/A.

Pursuant to the definition of a ‘Shell Company’ under Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2) (the “Rule”), the status of the Registrant has changed and is no longer consider, pursuant to the Rule, a Shell Company.

Item 8.01 Other Events.

The Registrant is including in this Form 8-K/A a Business Overview and a Press Release dated December 2, 2005 stating the acquisition by Registrant of Main Glory Holdings Ltd.

Business Overview

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no duty to update any of the forward-looking statements after the date of this report to conform such statements to actual results or to changes in our expectations.

Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and under the caption “Risk Factors” included herein.

Overview

ALONG MOBILE TECHOLOGIES, INC. (“AMT”, “we” or the “Company”) is a mobile value-added services (“MVAS”) provider in the People’s Republic of China (the “PRC” or “China”). The Company designs, produces, publishes, manufacturers, provides and distributes proprietary wireless entertainment applications such as ring-tones, games, images, videos and e-books (“Wireless Applications”) to its customers. The Company also designs, produces and distributes portable digital communication products such as MP3, MP4 and PMP’ s (“Communication Products”) which, together with mobile communication devices manufactured and/or distributed by unaffiliated third party manufacturers and distributors of such products, may be used in conjunction with the Company’s proprietary Wireless Applications. Our Wireless Applications are intended to be downloaded by our customers on a fee-basis by means of our proprietary public downloading terminals (“Terminals”) which are installed by us in strategic locations such as shopping centers, universities, entertainment centers, cinemas, hotels, airports, restaurants and parks and additionally, through our customers access to and, use of, the Internet. The Company’s customers for its Wireless Applications include anyone in Greater China who has a mobile telephone or other personal digital assistant communications device. The Company’s customers for our Communication Products are targeted throughout Greater China and those customers have access to the purchase of our Communication Products are primarily distributed to are customers through non-affiliated resellers and retailers located throughout China with whom the Company has established working agreements.

The Company was initially incorporated in the State of Nevada in 1994 as Merit Diversified International Incorporated. From 1994 through 2005, the Company’s name was changed several times beginning in 1994 to Allied Artists Entertainment Group, Inc., in 2001 to International Synergy Holding Company, Ltd., and we adopted our current name, Along Mobile Technologies, Inc. in December, 2005. Our world headquarters is located at 88 Western, 9th Floor, Part of the 2nd South ring Road, Xi’an City, Shaanxi Province 710065. In November, 2005, the Company, then named International Synergy Holding Company, Ltd., (“ISYH”) acquired, as a wholly owned subsidiary, Main Glory Holding, Ltd., a Hong Kong company (“Main Glory”). The acquisition of Main Glory as a wholly owned subsidiary of ISYH was accomplished through the use of a Stock Exchange Agreement wherein ISYH received one hundred percent, (100%) of all of the issued and outstanding common shares of Main Glory in return for the issuance to the Main Glory shareholders and consultants to such shareholders of Sixty Three Million Eight Hundred Eleven Thousand Four Hundred and Forty Three, (63,811,443) shares of ISYH common stock. Prior to ISYH’s acquisition of Main Glory as a wholly owned subsidiary in November 2005, Main Glory consummated a Stock Exchange Agreement with JiaLong Industry Development Co., Ltd., a company formed in the Peoples Republic Of China in 2002, (“JiaLong”) whereby, JiaLong became a wholly owned subsidiary of Main Glory.

The Company’s goal is to enhance the value to its user base and thereby continue the expansion of of its customer base throughout Greater China.  Through its efforts, the Company has established a significant scale and customer reach and has built a significant leadership position in the online MVA market in China. AMT continues to develop new products and build strategic partnerships to enhance its offerings and increase its customer base. These initiatives are designed to leverage AMT’s brand strength and expand its presence in the online MVA industry in China.

Strategy

Our aim is to be the leader in the Greater China market for MVA products and services. The core of our business is our on-going effort to provide AMT’s customers with continuously evolving and changing Wireless Applications and Communications Products and the upgrading of technological platforms such as our Mobile Information & Entertainment Service Platform, (“MIESP”) all of which allow our customers easy, immediate and affordable access to our products. To advance this core business, we are growing our business in ways that we believe complement our strategic focus.

We have made a fundamental determination to remain in control of the dissemination of our products and direct oversight of our billing for the use of our products. We have determined that the possible negatives associated with being dependent upon third party communication providers such as China Mobile and China Unicom for the delivery of our products and services, the billing of our fees and collection of those fees can and, should be, avoided for the present time. We have determined that by vending our products into our own established and controlled distribution network we can make our products and services available to any one who uses a mobile telephone or other PDA device through direct connection over their mobile telephone or PDA; through the use of our proprietary web site and finally through the use of our proprietary public Terminals. In this manner we continue to have direct control over the promotion, sale and dissemination of our Wireless Application products and services as well as the ability to directly control the billing of our customers and collection from our customers without the use of a middleman or the fees that usually accompany the use of middleman providers such as China Mobile and China Unicom.

We own and control our own studios and development center where we are constantly engaged in the research and development of the refinement and expansion of our product lines and services as well as the concepts embodied and required for the building and growing of our controlled distribution network. We are working to implement a growth strategy around expanding product and service lines and our controlled network infrastructure that includes the following key elements:

•	a heightened focus on the needs of our customer, delivering customer-specific solutions, high quality products and world-class customer service;

•	sales growth through market share gains, new products introductions and expansion into adjacent and related markets;

•
development of new sales channels and market opportunities through the use of partnerships and alliances with other application, service and equipment vendors, distributors, resellers and systems integrators;

•	lowering our cost structure through improved operational efficiencies and economies of scale to compete effectively in a more cost-conscious marketplace; and

•	applications, products and services portfolio additions and enhancements through both strategic acquisitions and our own research and development process.

Customer Focus. We are committed to maximizing our efforts to better understand those Wireless Applications, Communication Products and Services required and desired by our customers and then delivering those same Wireless Applications, Communication Products and Services to our customers in a simple, direct and economical fashion. We strive to offer customer-specific solutions, price competitive products that offer great functionality and quality, and world-class customer service that offers on-time product delivery and highly responsive support. We believe those companies that best service their customers with compelling value propositions that include the aforementioned elements hold a competitive advantage in efforts to grow their businesses.

Growing Sales. In the current environment of constrained capital spending by MVA’s, we believe that we must grow our market share to significantly grow our business. We are undertaking several initiatives in our efforts to gain market share. Specifically, we look to sell more of our current portfolio of Wireless Applications and Communication Products to our existing customers, introduce new products and services to our existing customers, and introduce the entire AMT product and services portfolio to new customers. The cornerstone of these initiatives is our commitment to focus on the needs and demands of our customers. We also are committed to the development and introduction of new products that have applications in our current markets and as adjacent markets

Lowering Cost Structure. We remain committed to lower our overall cost structure and be a low-cost industry leader. Over the next three years we want to work toward lowering our operating margin (exclusive of impairment, restructuring and acquisition-related charges, amortization of purchased intangibles and stock-based compensation expenses). To meet this goal we must contain costs.

Product Portfolio Additions. We continue to invest in research and development initiatives and to search for appropriate acquisition opportunities to strengthen our core product portfolio. Our efforts are focused on opportunities within our existing markets, as well as opportunities in adjacent or related markets that will strengthen our product offerings. In addition, we are focused on acquisitions that may enhance our geographic operations. We also will continue to evaluate and monitor our existing business and product lines for growth and profitability potential. If we believe it necessary, we will deemphasize or divest product lines that we no longer believe can advance our strategic vision.

Our ability to implement our strategy effectively is subject to numerous uncertainties, the most significant of which are described below in “Risk Factors” in this Form 8-K/A. We cannot assure you that our efforts will be successful.

Market Opportunity

The Company’s primary focus is the China market. The success of the Company’s business is tied to the sheer size and vitality of the Chinese economy. According to government reports issued at the Tenth National People’s Congress of China in March 2006, China’s Gross Domestic Product, or GDP, was $2.2 trillion in 2005 and is targeted to grow at 7.5% over the next five years, making China one of the largest and fastest growing economies in the world. The growth of China’s economy and its expanding middle class has meant tremendous opportunities in its MVA market. According to the China Internet Network Information Center (CNNIC) at the end of 2005, China had approximately 111 million Internet users, up 18% from one year ago, making it the second-largest Internet user base in the world, behind the U.S. According to analysts’ estimates, the number of Chinese Internet users is projected to reach 338 million by 2010. The growth of the Internet in China has been driven by the increasing availability of Internet connected personal computers. In its 17th China Internet Development Report, CNNIC reported that by December 31, 2005 China had 49.5 million Internet connected personal computers, representing a 19% year-over-year increase.

The mobile service sector in China also represents an important market for AMT, as China has the largest number of mobile phone users in the world. According to the Ministry of Information Industry, at the end of 2005 China had 393 million mobile phone users, representing a 30% penetration rate. The wide user base combined with the growth potential makes China’s mobile service sector a vital and attractive market segment for AMT.

Broadband adoption continued to increase in 2005. According to CNNIC, as of December 2005, China had 64.3 million broadband users, representing 50% growth from one year ago. The rapid rise in broadband access will allow us to provide richer and more diversified services across our products delivered online.

Competition

There is significant competition among MVAS providers. A large number of independent MVAS providers compete against us. We may be unable to continue to grow our revenues from these services in this competitive environment. In addition, the major mobile operators in China, China Mobile and China Unicom, may potentially enter the business of content development. Any of our present or future competitors may offer MVAS which provide significant technology, performance, price, creativity or other advantages, over those offered by us, and therefore achieve greater market acceptance than ours.

The Chinese market for Internet content and services is competitive and rapidly changing. Barriers to entry are relatively low, and current and new competitors can launch new websites or services at a relatively low cost. Many companies offer Chinese language content and services, including informational and community features, fee-based services and email and electronic commerce services in the Greater China market that may be competitive with our offerings. In addition, providers of Chinese language Internet tools and services may be acquired by, receive investments from or enter into other commercial relationships with large, well-established and well-financed Internet, media or other companies. In addition, entities that sponsor or maintain high-traffic websites or provide an initial point of entry for Internet users, such as ISPs, including large, well-capitalized entities such as Microsoft (MSN), Yahoo! Inc., eBay Inc., Google Inc. (“Google”) and America Online Inc, currently offer and could further develop or acquire content and services that compete with those that we offer. Companies such as these may have greater financial resources and assets, better brand recognition, more developed sales and other internal organizations, more customers and more extensive operating histories. As a result, such companies may be able to quickly provide competitive services and obtain a significant number of customers. We expect that as Internet and mobile telephone usage in Greater China increases and the Greater China market becomes more attractive to advertisers and for conducting electronic commerce, large global competitors may increasingly focus their resources on the Greater China market. In the areas of online games there is intense competition from domestic and international companies. These include domestic companies each focusing on one sector and large, international companies that intend to extend their businesses in the China market. The online gaming industry, for example, is dominated by domestic online game operators such as Shanda, Netease and The9. Many of our competitors have a longer history of providing these online services and currently offer a greater breadth of products which may be more popular than our product offerings. Many of these companies are focused solely on one area of our business and are able to devote all of their resources to that business area and to more quickly adapt to changing technology or market conditions. These companies may therefore have a competitive advantage over us with respect to these business areas. A number of our current and potential future competitors have greater financial and other resources than we have, and may be able to more quickly react to changing consumer requirements and demands, deliver competitive services at lower prices and more effectively respond to new Internet technologies or technical standards.

Many of AMT’s primary competitors are dependent on the cooperation arrangements with China Mobile Communication Corporation and its subsidiaries and China Unicom Co., Ltd. and its subsidiaries for the delivery of their products, services, customer billing and the collection of their fees. Our competitors rely on China Mobile and China Unicom in the following ways: utilizing their network and gateway to provide MVAS to subscribers; utilizing their billing systems to charge the fees to their customers through the customers’ mobile phone bill; utilizing their collection services to collect payments from customers; and relying on their infrastructure development to further develop their new products and services. If either China Mobile or China Unicom chooses not to continue the cooperation arrangements with our competitors, their MVAS revenues and operating profitability could be materially and negatively affected.

It is possible and, even likely, that through the use of cooperation arrangements with China Mobile and China Unicom we could experience a more rapid growth of our core business through an immediate increase in our potential customer base. However, we believe that given our commitment to and, use of, our own direct distribution network for the sale and dissemination of our Wireless Applications and Communications Products, exclusive of third party purveyors such as China Mobile and China Unicom and the cost affiliated with the use of their services, we will, in the long run, have gained a distinct advantage over many of our competitors by avoiding such cooperation arrangements for the following reasons:

•
China Mobile and China Unicom may choose to increase the fees charged for providing their services in the future, and if they choose to increase such fees, our competitors gross margin for MVAS and operating profitability may be negatively impacted. Based on the arrangements with China Mobile and its subsidiaries, China Mobile generally retains 15% of the fee for content value-added services our competitors provide to their users via their platform for fee collection. In addition, China Mobile deducts transmission fees from our competitors portion of the service fees. The amount of such transmission fee is charged on a per message basis and varies for different products and the message volume. For the fiscal years 2005 and 2004, some of our competitors received on average 75% and 77%, respectively, of the amount they charged to their users from the China Mobile platform after China Mobile deducted the fees for collection and transmission. Based on the arrangements with China Unicom and its subsidiaries, China Unicom typically retains 20% of the fee for content value-added services some of our competitors provide to their users via their platform if they charge our competitors for transmission cost or between 21% and 29% if they do not charge some of our competitors for transmission cost. For fiscal years 2005 and 2004, our competitors received on average 69% and 72%, respectively, of the amount they charged to their users from the China Unicom platform after China Unicom deducted the fees for collection and transmission.

•
Our competitors mobile operators could make further changes at any time, including requiring service providers (SP’s) to use the mobile operators’ customer service and/or marketing service and charging for these services; implementing new billing rules, such as reducing MVAS fees that can be charged to users, disallowing SPs to bill certain inactive users and limiting the amount of MVAS fees that can be billed; issuing new rules on how WAP SPs are placed on their browsers, which significantly determines WAP revenues; and limiting the product offerings of SPs by working directly with content providers to launch competing services or giving exclusive rights to certain SPs to offer certain MVAS. Any change in policy, process or system by the mobile operators could result in a material reduction of our MVAS revenues.

•
If China Mobile or China Unicom restricts or disallows some or all MVAS to be charged on a monthly subscription basis, some of our competitors revenues from MVAS could be severely impacted. Many of our competitors currently charge their customers who have registered to be billed on a monthly basis even if they do not use the service in a particular month. If China Mobile or China Unicom does not allow the charging of monthly fees for users who do not use a competitors service in a particular month, some of our competitors MVAS revenues could be negatively impacted.

•
In the past, China Mobile and China Unicom have imposed penalties on MVAS providers for violating certain operating policies relating to MVAS. In some cases, they stopped making payments to certain service providers for severe violations. To date, the penalties some of our competitors have received have been insignificant in dollar amounts , but it is difficult to determine the specific conduct that might be interpreted as violating such operating policies.

•
Some of our competitors are subject to potential liability and penalty for delivering inappropriate content through their MVAS. One of the violations cited a notice for temporary termination of one of our competitors IVR service at the end of July 2004 was that they had provided inappropriate content to their mobile subscribers through their IVR service. The definition and interpretation of inappropriate content in many cases are vague and subjective. It is difficult with any precision to determine if and when mobile operators including China Mobile and China Unicom will find mobile content inappropriate and therefore prevent a cooperative arrangement partner from operating the MVAS relating to such content in the future which would cause revenues from MVAS will suffer significantly.

If China Mobile’s or China Unicom’s systems encounter technical problems, or if they refuse to cooperate with our competition, some of our competition’s MVAS offerings may cease or be severely disrupted, which could have a significant and adverse impact on their operating results.

Intellectual Property and Proprietary Rights

We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriations of our technology, particularly in foreign countries where the laws may not protect our proprietary rights.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations. See “We may not be able to adequately protect our intellectual property, which could cause us to be less competitive” and “We may be exposed to infringement claims by third parties, which, if successful, could cause us to pay significant damage awards” under the Risk Factors section.

Government Regulation and Legal Uncertainties

The following description of PRC laws and regulations is based upon the opinions of Lawyers from Jun He Law Offices, our PRC counsel. For a description of legal risks relating to our ownership structure and business, see “Risk Factors.”

Overview

The Chinese government has enacted an extensive regulatory scheme governing the operation of business with respect to the Internet, such as telecommunications, Internet information services, international connections to computer information networks, information security, censorship and administrative protection of copyright. Besides the Ministry of Information Industry, or MII, the various services of the PRC Internet industry are also regulated by various other governmental authorities, such as the State Administration for Industry and Commerce, or SAIC, the State Council Information Office, or SCIO, the General Administration for Press and Publication, or GAPP (formerly the State Press and Publications Administration, or SPPA), the Ministry of Education, or MOE, the Ministry of Culture, or MCPRC, the Ministry of Health, or MOH, and the Ministry of Public Security.

Among all the regulations, the Telecommunications Regulations of the People’s Republic of China, or Telecom Regulations, promulgated on September 25, 2000, is the primary governing law. Telecom Regulations set out the general framework under which domestic Chinese companies such as AMT’s subsidiaries may engage in various types of telecommunications services in the PRC. They reiterate the long-standing principle that telecommunications service providers need to obtain operating licenses as a mandatory precondition to begin operation. The Telecom Regulations differentiate the telecommunications services into basic telecommunications services and value-added telecommunications services. Value-added telecommunications services are defined as telecommunications and information services provided through public networks. The “Catalogue of Telecommunications Business”, an attachment to the Telecom Regulations and updated by MII’s Notice on Adjusting the Catalogue of Telecommunications Business of April 1, 2003, categorizes various types of telecommunications and telecommunications-related activities into basic or value-added services.

On December 11, 2001, after China’s formal entry into the WTO, the PRC State Council promulgated the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations, which became effective on January 1, 2002. The FITE Regulations stipulate that foreign-invested telecommunications enterprises, or FITEs, may undertake operations in basic telecom services and value-added telecom services. Currently, the foreign party to a value-added FITE may hold up to 50% of the equity, with no geographic restrictions on its operations. Before that, foreign investors were prohibited from investing in Internet content services. The PRC government has not made any further commitment to loosen the regulation on FITEs.

According to the Measures for the Administration of Internet Information Services described below, an enterprise must obtain a Value-added Telecommunication Services Operating License in the first place to conduct Internet content service businesses. When the Internet content involves areas of news, publishing, education, health care, medicine and medical equipment, which are regulated by the MCPRC, the GAPP, the MOE, the MOH and other governmental authorities, respectively (as the case may be), the enterprise must also obtain permission from the responsible authorities prior to its application for the ICP license.

PRC Corporate Structure

Below are material wholly owned subsidiaries held by AMT in China:

•	Main Glory Holding Ltd., a Hong Kong Company (“MainGlory”)

•	JiaLong Industry Development Co. Ltd., a PRC Company (“JiaLong”)

MVAS

On December 26, 2001, the MII published the Administrative Measures for Telecommunication Business Operating Licenses, or the Telecom License Measures to supplement the FITE Regulations. The Telecom License Measures confirm that the MII is the competent approval authority for foreign-invested telecom enterprises. There are two types of telecom operating licenses in China (including FITEs): license for basic telecom services and license for value-added telecom services. Furthermore, a distinction is made as to whether a value-added telecom services license is granted for “intra-provincial” or “trans-regional” (inter-provincial) activities. An appendix to the license will detail the permitted activities to be conducted by the enterprise. An approved telecom service operator must conduct its business (basic or value-added) in accordance with the specifications recorded on its Telecom Service Operating License. However, there are still ambiguities regarding the interpretation and application of the FITE Regulations.

Employees

As of December 31, 2005, we had approximately 150 full-time employees, 75 of whom are employed in Greater China, and the remaining are employed in Hong Kong and Taiwan. From time to time we employ independent contractors to support our production, engineering, marketing, and sales departments.

Web Site Access to Our Periodic SEC Reports

Our corporate Internet address is http://www.Alonggame.com. We make available free of charge on or through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our web site, as allowed by Securities and Exchange Commission (“SEC”) rules. Information contained on AMT’s web site is not part of this report or any other report filed with the SEC. You may read and copy any public reports we filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site http://www.sec.gov that contains reports and information statements, and other information that we filed electronically.

Item 1A: Risk Factors

Because our operating history is limited and the revenue and income potential of our business and markets are unproven, we cannot predict whether we will meet internal or external expectations of future performance.

We believe that our future success depends on our ability to significantly increase revenue from our operations, of which we have a limited history. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies with a limited operating history. These risks include our ability to:

•	Offer new and innovative products;

•	attract buyers for our MVAS;

•	attract advertisers;

•	attract a larger audience to our network;

•	derive revenue from our users from fee-based Internet services;

•	respond effectively to competitive pressures and address the effects of strategic relationships or corporate combinations among our competitors;

•	maintain our current, and develop new, strategic relationships

•	increase awareness of our brand and continue to build user loyalty;

•	attract and retain qualified management and employees;

•	upgrade our technology to support increased traffic and expanded services; and

•	expand the content and services on our network.

We are relying on MVAS for a significant portion of our future revenue.

Our revenues are derived primarily from our MVAS services. If users do not adopt our MVAS at a sufficient rate our revenue growth could be negatively affected. Factors that may prevent us from maintaining or growing our MVAS revenues include:

•	our ability to develop new services that become accepted by the market.

•	our ability to retain existing customers of our subscription services.

•	our ability to attract new subscribers in a cost-effective manner.

•	competitors, including mobile operators, may launch competing or better products that ours.

•	changes in government regulations, which could restrict our MVAS offering and/or our ability to market our services.

The markets for MVAS services are highly competitive, and we may be unable to compete successfully against new entrants and established industry competitors, some of which have greater financial resources than we do or currently enjoy a superior market position than we do.

There is significant competition among MVAS providers. A large number of independent MVAS providers compete against us. We may be unable to continue to grow our revenues from these services in this competitive environment. In addition, the major mobile operators in China, China Mobile and China Unicom, may potentially enter the business of content development. Any of our present or future competitors may offer MVAS which provide significant technology, performance, price, creativity or other advantages, over those offered by us, and therefore achieve greater market acceptance than ours.

The Chinese market for MVAS services is competitive and rapidly changing. Barriers to entry are relatively low, and current and new competitors can launch new websites or services at a relatively low cost. Many companies offer Chinese language content and services, including informational and community features, fee-based services and email and electronic commerce services in the Greater China market that may be competitive with our offerings. In addition, providers of Chinese language Internet tools and services may be acquired by, receive investments from or enter into other commercial relationships with large, well-established and well-financed Internet, media or other companies. In addition, entities that sponsor or maintain high-traffic websites or provide an initial point of entry for Internet users, such as ISPs, including large, well-capitalized entities such as Microsoft (MSN), Yahoo! Inc., eBay Inc., Google Inc. (“Google”) and America Online Inc, currently offer and could further develop or acquire content and services that compete with those that we offer. Companies such as these may have greater financial resources and assets, better brand recognition, more developed sales and other internal organizations, more customers and more extensive operating histories. As a result, such companies may be able to quickly provide competitive services and obtain a significant number of customers. We expect that as Internet usage in Greater China increases and the Greater China market becomes more attractive for conducting electronic commerce, large global competitors may increasingly focus their resources on the Greater China market.

In the areas of online games there is intense competition from domestic and international companies. These include domestic companies each focusing on one sector and large, international companies that intend to extend their businesses in the China market. The online gaming industry, for example, is dominated by domestic online game operators such as Shanda, Netease and The9. Many of our competitors have a longer history of providing these online services and currently offer a greater breadth of products which may be more popular than our offerings. These companies may therefore have a competitive advantage over us with respect to these business areas. A number of our current and potential future competitors have greater financial and other resources than we have, and may be able to more quickly react to changing consumer requirements and demands, deliver competitive services at lower prices and more effectively respond to new Internet technologies or technical standards.

Our investment in online games may not be successful.

Online games, are currently some of the fastest growing online services in the PRC. We have invested and intend to expand in this area. Some of our competitors have entered this market ahead of us and have achieved significant market positions. Our main competitors in online games include Shanda, Netease, The9, Baidu, Yahoo!/Alibaba and Tencent’s QQ. Our competitors may have access to greater resources, which may give them a competitive advantage over us. We cannot assure you that we will succeed in this market despite our investments of time and funds to address this market. If we fail to achieve a significant position in this market, we will fail to realize our intended returns in this investment. Moreover, our competitors who succeed may enjoy increased revenues and profits from an increase in market share, and our results and share price could suffer as a result.

We may not be able to manage our expanding operations effectively, which could harm our business.

We have expanded rapidly by acquiring companies and entering into strategic agreements. We anticipate continuous expansion in our business, both through further acquisitions and internal growth, as we address growth in our customer base and market opportunities. In addition, the geographic dispersion of our operations as a result of acquisitions and overall internal growth requires significant management resources that our locally-based competitors do not need to devote to their operations. In order to manage the expected growth of our operations and personnel, we will be required to improve and implement operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. Further, our management will be required to maintain and expand our relationships with various other third parties necessary to our business. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. If we are not successful in establishing, maintaining and managing our personnel, systems, procedures and controls, our business will be materially and adversely affected.

If we fail to successfully develop and introduce new products and services, our competitive position and ability to generate revenues could be harmed.

We are developing new products and services. The planned timing or introduction of new products and services is subject to risks and uncertainties. Actual timing may differ materially from original plans. Unexpected technical, operational, distribution or other problems could delay or prevent the introduction of one or more of our new products or services. Moreover, we cannot be sure that any of our new products and services will achieve widespread market acceptance or generate incremental revenue. If our efforts to develop, market and sell new products and services to the market are not successful, our financial position, results of operations and cash flows could be materially adversely affected, the price of our ordinary shares could decline and you could lose part or all of your investment.

Our strategy of acquiring complementary assets, technologies and businesses and entering into joint ventures may fail and may result in equity or earnings dilution.

As part of our business strategy, we have acquired and intend to continue to identify and acquire assets, technologies and businesses that are complementary to our existing business. In December 2005 we acquired Main Glory Holding Ltd. and its wholly owned subsidiary, JiaLong Industry Development Co., Ltd., an MVAS company. We have significant potential ongoing financial obligations with respect to this transaction. Acquired businesses or assets may not yield the results we expected. In addition, acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to goodwill and other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions, and integrating the acquired business into ours, may be significant. In addition, we may have to obtain approval from the relevant PRC governmental authorities for the acquisitions and have to comply with any applicable PRC rules and regulations, which may be costly. In the event our acquisitions are not successful, our financial conditions and results of operation may be materially adversely affected.

Our business and growth could suffer if we are unable to hire and retain key personnel that are in high demand.

We depend upon the continued contributions of our senior management and other key personnel, many of whom are difficult to replace. The loss of the services of any of our executive officers or other key employees could harm our business. Our future success will also depend on our ability to attract and retain highly skilled technical, managerial, editorial, marketing, sales and customer service personnel, especially qualified personnel for our international operations in Greater China. Qualified individuals are in high demand, and we may not be able to successfully attract, assimilate or retain the personnel we need to succeed.

Even if we are in compliance with Chinese governmental regulations relating to licensing and foreign investment prohibitions, the Chinese government may prevent us from distributing content that it believes is inappropriate and we may be liable for such content or we may have to stop profiting from such content.

China has enacted regulations governing Internet access and the distribution of news and other information. In the past, the Chinese government has stopped the distribution of information over the Internet or through MVAS that it believes to violate Chinese law, including content that it believes is obscene, incites violence, endangers national security, is contrary to the national interest or is defamatory. Even if we comply with Chinese governmental regulations relating to licensing and foreign investment prohibitions, if the Chinese government were to take any action to limit or prohibit the distribution of information through our MVAS, or to limit or regulate any current or future content or services available to users on our network, our business could be significantly harmed. Because the definition and interpretation of prohibited content is in many cases vague and subjective, it is not always possible to determine or predict what and how content might be prohibited under existing restrictions or restrictions that might be imposed in the future.

The law of the Internet remains largely unsettled, which subjects our business to legal uncertainties that could harm our business.

Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services including MVAS covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business.

Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. For example, new tax regulations may subject us to additional sales and income taxes. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could significantly disrupt our operations.

The Chinese legal system has inherent uncertainties that could limit the legal protections available to you.

Our operations in the PRC are governed by the laws of the People’s Republic of China. China’s legal system is based upon written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited value as precedents. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties, and therefore you may not have legal protections for certain matters in China.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us.

We conduct our operations in China and a significant portion of our assets are located in China. In addition, most of our directors and executive officers reside within China, and substantially all of the assets of these persons are located within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon those directors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our Chinese counsel has advised us that China does not have treaties with the U.S. and many other countries that provide for the reciprocal recognition and enforcement of judgment of courts. As a result, recognition and enforcement in China of judgments of a court of the U.S. or any other jurisdiction in relation to any matter may be difficult or impossible.

We may have to register our encryption software with Chinese regulatory authorities, and if they request that we change our encryption software, our business operations could be disrupted as we develop or license replacement software.

Pursuant to the Regulations for the Administration of Commercial Encryption promulgated at the end of 1999, foreign and domestic Chinese companies operating in China are required to register and disclose to Chinese regulatory authorities the commercial encryption products they use. Because these regulations do not specify what constitutes encryption products, we are unsure as to whether or how they apply to us and the encryption software we utilize. We may be required to register, or apply for permits with the relevant Chinese regulatory authorities for, our current or future encryption software. If Chinese regulatory authorities request that we change our encryption software, we may have to develop or license replacement software, which could disrupt our business operations.

Concerns about the security of electronic commerce transactions and confidentiality of information on the Internet may reduce use of our network and impede our growth.

A significant barrier to electronic commerce and communications over the Internet in general has been a public concern over security and privacy, especially the transmission of confidential information. If these concerns are not adequately addressed, they may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. If a well-publicized Internet breach of security were to occur, general Internet usage could decline, which could reduce traffic to our destination sites and impede our growth.

We may not be able to adequately protect our intellectual property, which could cause us to be less competitive.

We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriations of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

We may be exposed to infringement claims by third parties, which, if successful, could cause us to pay significant damage awards.

Third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations.

We may be subject to claims based on the content we provide over our network and the products and services sold on our network, which, if successful, could cause us to pay significant damage awards.

As a publisher and distributor of content and a provider of services over the Internet and mobile telecommunications systems, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we publish or distribute. We may incur significant costs in investigating and defending any potential claims, even if they do not result in liability.

We have contracted with third parties to provide content and services for our MVAS products and we may lose users and revenue if these arrangements are terminated.

We have arrangements with a number of third parties to provide content and services to our MVAS business and its various products. Although no single third party content provider is critical to our operations, if these parties fail to develop and maintain high-quality and successful products and services, or if a large number of our existing relationships are terminated, we could lose customers and market share and our business could be harmed.

Underdeveloped telecommunications infrastructure has limited, and may continue to limit, the growth of the MVAS market in China which, in turn, could limit our ability to grow our business.

The telecommunications infrastructure in China is not well developed. Although private sector ISPs exist in China, almost all access to the Internet is accomplished through ChinaNet, China’s primary commercial network, which is owned and operated by China Telecom and China Netcom under the administrative control and regulatory supervision of MII. The underdeveloped Internet infrastructure in China has limited the growth of Internet usage in China. If the necessary Internet infrastructure is not developed, or is not developed on a timely basis, future growth of the Internet in China could be limited and our business could be harmed.

We must rely on the Chinese government to develop China’s Internet infrastructure and, if it does not develop this infrastructure, our ability to grow our business could be hindered.

The Chinese government’s interconnecting, national networks connect to the Internet through government-owned international gateways, which are the only channels through which a domestic Chinese user can connect to the international Internet network. We rely on this backbone and China Telecom and China Netcom to provide data communications capacity primarily through local telecommunications lines. Although the Chinese government has announced plans to aggressively develop the national information infrastructure, we cannot assure you that this infrastructure will be developed. In addition, we have no guarantee that we will have access to alternative networks and services in the event of any disruption or failure. If the necessary infrastructure standards or protocols or complementary products, services or facilities are not developed by the Chinese government, the growth of our business could be hindered.

Future outbreaks of Severe Acute Respiratory Syndrome (“SARS”), Avian flu or other widespread public health problems could adversely affect our business.

Future outbreaks of SARS, Avian flu or other widespread public health problems in China and surrounding areas, where most of our employees work, could negatively impact our business in ways that are hard to predict. Prior experience with the SARS virus suggests that a future outbreak of SARS, Avian flu or other widespread public health problems may lead public health authorities to enforce quarantines, which could result in closures of some of our offices and other disruptions of our operations. A future outbreak of SARS, Avian flu or other widespread public health problems could result in reduction of our advertising and fee-based revenues.

Political and economic conditions in Greater China and the rest of Asia are unpredictable and may disrupt our operations if these conditions become unfavorable to our business.

We expect to derive a substantial percentage, if not all, of our revenues from the Greater China market. Changes in political or economic conditions in the region are difficult to predict and could adversely affect our operations which could reduce our revenues. We maintain a strong local identity and presence in each of the regions in the Greater China market in which we offer our products and we cannot be sure that we will be able to effectively maintain this local identity if political conditions were to change. Furthermore, many countries in Asia have experienced significant economic downturns since the middle of 1997, resulting in slower GDP growth for the entire region as a result of higher interest rates and currency fluctuations. If declining economic growth rates persist in these countries, expenditures for Internet and mobile telecommunications access could decrease, which could negatively affect our business and our profitability over time.

Economic reforms in the region could also affect our business in ways that are difficult to predict. For example, since the late 1970s, the Chinese government has been reforming the Chinese economic system to emphasize enterprise autonomy and the utilization of market mechanisms. Although we believe that these reform measures have had a positive effect on the economic development in China, we cannot be sure that they will be effective or that they will benefit our business.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese renminbi into foreign currencies and, if Chinese renminbi were to decline in value, reducing our revenues in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China and Hong Kong use their respective local currencies as their functional currencies. The majority of our revenues derived and expenses incurred are in Chinese renminbi with a relatively small amount in Hong Kong dollars and U.S. dollars. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of renminbi to U.S. dollars had generally been stable and the renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese renminbi to the U.S. dollar. Under the new policy, Chinese renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese renminbi appreciated approximately 2.5% against the U.S. dollar in 2005. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese renminbi against the U.S. dollar. We can offer no assurance that Chinese renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our international operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenues, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenues, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transactions may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese renminbi into foreign currency for current account items, conversion of Chinese renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese renminbi in the future. Because a significant amount of our future revenues may be in the form of Chinese renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese renminbi to fund our business activities outside China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial conditions and results of operation.

We may be required to record a significant charge to earnings if we must reassess our goodwill or amortizable intangible assets arising from acquisitions.

We are required under GAAP to review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. Factors that may be considered a change in circumstances indicating that the carrying value of our amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization and slower growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from recent legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from recent legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002. Under the supervision and with the participation of our management, we have evaluated our internal controls systems in order to allow management to report on, and our registered independent public accounting firm to attest to, our internal controls, as required by Section 404 of the Sarbanes-Oxley Act. We have performed the system and process evaluation and testing required in an effort to comply with the management certification and auditor attestation requirements of Section 404. As a result, we have incurred additional expenses and a diversion of management’s time. If we are not able to continue to meet the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect our financial results and the market price of our ordinary shares.

You should not place undue reliance on our financial guidance, nor should you rely on our quarterly operating results as an indication of our future performance because our results of operations are subject to significant fluctuations.

We may experience significant fluctuations in our quarterly operating results due to a variety of factors, many of which are outside of our control. Significant fluctuations in our quarterly operating results could be caused by any of the factors identified in this section, including but not limited to our ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction; the announcement or introduction of new or enhanced services, content and products by us or our competitors; significant news events that increase traffic to our websites; technical difficulties, system downtime or Internet and mobile communications failures; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; governmental regulation; seasonal trends in Internet and mobile telecommunications use; a shortfall in our revenues relative to our forecasts and a decline in our operating results due to our inability to adjust our spending quickly; and general economic conditions and economic conditions specific to the Internet, mobile telecommunications and the Greater China market. As a result of these and other factors, you should not place undue reliance on our financial guidance, nor should you rely on quarter-to-quarter comparisons of our operating results as indicators of likely future performance. Our quarterly revenue and earnings per share guidance is our best estimate at the time we provide guidance. Our operating results may be below our expectations or the expectations of public market analysts and investors in one or more future quarters. If that occurs, the price of our ordinary shares could decline and you could lose part or all of your investment.

Our stock price has been historically volatile and may continue to be volatile, which may make it more difficult for you to resell shares when you want at prices you find attractive.

The trading price of our ordinary shares has been and may continue to be subject to considerable daily fluctuations. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations and new products by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable, new governmental restrictions or regulations and news reports relating to trends in our markets. In addition, the stock market in general, and the market prices for China-related and Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our ordinary shares, regardless of our operating performance.

We may be classified as a passive foreign investment company, which could result in adverse U.S. tax consequences to U.S. investors.

Based upon the nature of our income and assets, we may be classified as a passive foreign investment company, or PFIC, by the United States Internal Revenue Service for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences to you. For example, if we are a PFIC, our U.S. investors will become subject to increased tax liabilities under U.S. tax laws and regulations and will become subject to more burdensome reporting requirements. The determination of whether or not we are a PFIC is made on an annual basis, and those determinations depend on the composition of our income and assets, including goodwill, from time to time. You should be aware that certain factors that could affect our classification as PFIC are out of our control. For example, the calculation of assets for purposes of the PFIC rules depends in large part upon the amount of our goodwill, which in turn is based, in part, on the then market value of our shares, which is subject to change. Similarly, the composition of our income and assets is affected by the extent to which we spend the cash we have raised on acquisitions and capital expenditures. In addition, the relevant authorities in this area are not clear and so we operate with less than clear guidance in our effort to minimize the risk of PFIC treatment. Therefore, we cannot be sure whether we are not and will not be a PFIC for the current or any future taxable year. In the event we are determined to be a PFIC, our stock may become less attractive to U.S. investors, thus negatively impacting the price of our stock.

Item 2: Properties

We carry out our, mobile value-added and other services as well as our administrative operations in China, U.S. and Hong Kong.. The majority of our operations are in China, where we have offices in Xi’an City, ShaanXi Province, P.R. China. We also have operations at our satellite offices in Hong Kong, China. We believe that our existing facilities are adequate to meet our current requirements, and that future growth can be accommodated by leasing additional or alternative space.

Item 3: Legal Proceedings

At the present time the Company has no pending or anticipated legal proceedings. It is possible that from time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights in connection with the content published on our websites.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired
(b)	Pro forma financial information
(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Report of Independent Registered Public Accounting Firm dated March 14, 2006
99.2	Audited Financial Statements & Notes dated August 31, 2005
99.3	Consent of Independent Registered Public Accounting Firm dated April 6, 2006
99.4	Unaudited Financial Statements & Notes dated November 30, 2005
99.5	Unaudited Pro-Forma Financial Statements & Notes dated December 31, 2005
99.6	Main Glory Holdings Limited and Subsidiary Audited Financial Statements, including Report of Independent Registered Public Accounting Firm dated December 31, 2005
99.7	Consent of Independent Registered Public Accounting Firm Regarding Main Glory Holdings Limited and Subsidiary dated March 21, 2006
99.8	News Release Issued by the Registrant on December 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALONG MOBILE TECHNOLOGIES, INC.
(Registrant)

Date: April 6, 2006	By:	/s/ Li Jian Wei
Jian Wei Li President